                                  $250,000,000

                                 STENA AB (PUBL)

                           7.0% Senior Notes due 2016

                          Registration Rights Agreement

     This REGISTRATION RIGHTS AGREEMENT dated November 23, 2004 (the
"Agreement") is entered into by and among Stena AB (publ), a company incorporated under the laws of Sweden (the "Company"), and J.P. Morgan
Securities Inc. ("JPMorgan") and Citigroup Global Markets Inc. (the "Initial
Purchasers").

     The Company and the Initial Purchasers are parties to the Purchase
Agreement dated November 18, 2004 (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $250,000,000 aggregate principal amount of the Company's 7.0% Senior Notes due 2016 (the "Securities").
As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the
Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

     "Closing Date" shall mean the Closing Date as defined in the Purchase
Agreement.

     "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Dates" shall have the meaning set forth in Section 2(a)(ii)
hereof.

     "Exchange Offer" shall mean the exchange offer by the Company of Exchange
Securities for Registrable Securities pursuant to Section 2(a) hereof.

     "Exchange Offer Registration" shall mean a registration under the
Securities Act effected pursuant to Section 2(a) hereof.

     "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

     "Exchange Securities" shall mean senior notes issued by the Company under the Indenture containing terms substantially identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this
Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

     "Holders" shall mean the Initial Purchasers, for so long as they own any
Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the
Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holders" shall include Participating Broker-Dealers.

     "Indenture" shall mean the Indenture relating to the Securities dated as of
November 23, 2004 between the Company and JPMorgan Chase Bank, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

     "Initial Purchasers" shall have the meaning set forth in the preamble.

     "Inspector" shall have the meaning set forth in Section 3(a)(xiii) hereof.

     "JPMorgan" shall have the meaning set forth in the preamble.

     "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of
Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the
Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any
Shelf Registration Statement, such additional Securities and the Registrable
Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

     "Participating Broker-Dealers" shall have the meaning set forth in Section
4(a) hereof.

     "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Process Agent" shall have the meaning set forth in Section 6(j) hereof.

     "Prospectus" shall mean the prospectus included in a Registration
Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the
Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble.

     "Registrable Securities" shall mean the Securities; provided that the
Securities shall cease to be Registrable Securities (i) when a Registration
Statement with respect to such Securities has been declared effective under the
Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not
Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of
Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any
Underwriters or Holders in connection with blue sky qualification of any
Exchange Securities or Registrable Securities), (iii) all expenses of any
Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "comfort"

letters required by or incident to the performance of and compliance with this
Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

     "Registration Statement" shall mean any registration statement of the
Company that covers any of the Exchange Securities or Registrable Securities
pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shelf Effectiveness Period" shall have the meaning set forth in Section
2(b) hereof.

     "Shelf Registration" shall mean a registration effected pursuant to Section
2(b) hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

     "Staff" shall mean the staff of the SEC.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

     "Trustee" shall mean the trustee with respect to the Securities under the
Indenture.

     "Underwriter" shall have the meaning set forth in Section 3(e) hereof.

     "Underwritten Offering" shall mean an offering in which Registrable
Securities are sold to an Underwriter for reoffering to the public.

     2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use its reasonable best efforts to (i) cause to be filed an Exchange Offer
Registration Statement covering an offer to the Holders to exchange all the
Registrable Securities for Exchange Securities and (ii) have such Registration
Statement remain effective until 180 days after the closing of the Exchange
Offer. The Company shall commence the Exchange Offer as promptly as is reasonably practicable after the Exchange Offer Registration Statement is declared effective by the SEC and use its reasonable best efforts to complete the Exchange Offer not later than 90 days after such effective date.

     The Company shall commence the Exchange Offer by mailing the related
Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)   that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange, subject to the conditions of the Exchange
      Offer;

(ii)  the dates of acceptance for exchange (which shall be a period of at least
      20 Business Days from the date such notice is mailed) (the "Exchange
      Dates");

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this
      Agreement;

(iv)  that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable
      Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The
      City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and

(v)   that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The
      City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such
      Securities exchanged.

     As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an "affiliate"

(within the meaning of Rule 405 under the Securities Act) of the Company and
(iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.

     As soon as reasonably practicable after the last Exchange Date, the Company shall:

(i)  accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all
     Registrable Securities or portions thereof so accepted for exchange by the
     Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such
     Holder.

     The Company shall use its reasonable best efforts to complete the Exchange
Offer as provided above and shall comply with the applicable requirements of the
Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which, in the Company's judgment, might reasonably be expected to impair its ability to proceed with the Exchange Offer; and (iii) all governmental approvals shall have been obtained which approvals the Company deems necessary for the consummation of the Exchange Offer.

     (b) In the event that (i) the Company determines that the Exchange Offer
Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the
Exchange Offer is not for any other reason completed by August 19, 2005 or (iii)
the Exchange Offer has been completed and in the opinion of counsel for the
Initial Purchasers a Registration Statement must be filed and a Prospectus must be delivered by the Initial Purchasers in connection with any offer or sale of
Registrable Securities, the Company shall use its reasonable best efforts to cause to be filed as soon as reasonably practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale of all the
Registrable Securities by the Holders thereof and to have such Shelf
Registration Statement declared effective by the SEC.

     In the event that the Company is required to file a Shelf Registration
Statement pursuant to clause (iii) of the preceding sentence, the Company shall use its reasonable best efforts to file and have declared effective by the SEC both an Exchange Offer

Registration Statement pursuant to Section 2(a) with respect to all Registrable
Securities and a Shelf Registration Statement (which may be a combined
Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial
Purchasers after completion of the Exchange Offer.

     The Company agrees to use its reasonable best efforts to keep the Shelf
Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) (or any similar rule then in force, but not Rule
144A) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf
Registration Statement (the "Shelf Effectiveness Period"). The Company further agrees to supplement or amend the Shelf Registration Statement and the related
Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable
Securities with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such
Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of
Registrable Securities upon request copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (c) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's
Registrable Securities pursuant to the Shelf Registration Statement.

     (d) An Exchange Offer Registration Statement pursuant to Section 2(a)
hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

     In the event that either the Exchange Offer is not completed or the Shelf
Registration Statement, if required hereby, is not declared effective on or prior to August 19, 2005, the interest rate on the Registrable Securities will be increased by 0.25% per annum, increasing an additional 0.25% per annum every
90 days thereafter, up to a maximum of 1.00% per annum, until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the SEC or the Securities become freely tradable under the
Securities Act. For purposes of this paragraph, the term "Registrable
Securities" shall not include any Securities that could have been exchanged in the Exchange Offer for freely tradable securities.

     If the Shelf Registration Statement, if required hereby, has been declared effective and thereafter either ceases to be effective or the Prospectus contained

                                        7

therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days
(whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the Shelf
Registration Statement has again been declared effective or the Prospectus again becomes usable or the Securities otherwise become freely tradable under the
Securities Act.

     (e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section
2(b) hereof.

     3. Registration Procedures. (a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as soon as reasonably practicable:

     (i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration
Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

     (ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such
Registration Statement effective for the applicable period in accordance with
Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable
Securities or Exchange Securities;

     (iii) in the case of a Shelf Registration, furnish to each Holder of
Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable
Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable

                                        8

law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

     (iv) use its reasonable best efforts to register or qualify the Registrable
Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration
Statement shall reasonably request in writing by the time the applicable
Registration Statement is declared effective by the SEC; cooperate with such
Holders in connection with any filings required to be made with the National
Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (1)
qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify,
(2) file any general consent to service of process in any such jurisdiction or
(3) subject itself to taxation in any such jurisdiction if it is not so subject;

     (v) in the case of a Shelf Registration, notify each Holder of Registrable
Securities, counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a
Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the
Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration
Statement or Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company that a post-effective amendment to a
Registration Statement would be appropriate;

     (vi) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;

     (vii) in the case of a Shelf Registration, furnish to each Holder of
Registrable Securities upon request, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

     (viii) in the case of a Shelf Registration, cooperate with the selling
Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request prior to the closing of any sale of Registrable Securities;

     (ix) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such
Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such
Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Securities to suspend use of the
Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

     (x) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial
Purchasers and their counsel (and, in the case of a Shelf Registration
Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf
Registration Statement, the Holders of Registrable Securities or their counsel)
available for discussion of such document; and the Company shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any
document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities
and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf
Registration Statement, the Holders of Registrable Securities or their counsel)
shall reasonably object within a reasonable period of time;

                                       10

     (xi) obtain a CUSIP number for all Exchange Securities or Registrable
Securities, as the case may be, not later than the effective date of a
Registration Statement;

     (xii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable
Securities included in the Shelf Registration Statement, as the case may be;
cooperate with the Trustee and the Holders to effect such changes to the
Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (xiii) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities included in the
Shelf Registration Statement (an "Inspector"), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by the Holders of Registrable Securities and any attorneys and accountants designated by such Underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such
Inspector, Underwriter, attorney or accountant in connection with a Shelf
Registration Statement; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);

     (xiv) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

     (xv) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such
Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and

                                       11

     (xvi) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the
Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an
Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such
Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain an opinion of counsel to the Company (which counsel and opinion, in form, scope and substance, shall be reasonably satisfactory to the
Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain
"comfort" letters from the independent certified public accountants of the
Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of
Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the
Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

     (b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such
Registrable Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such registration the Registrable
Securities of any such Holder that fails to furnish such information within a reasonable time after receiving such request until the delivery to the Company of such information. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the
Company by such Holder not materially misleading.

     (c) In the case of a Shelf Registration Statement, each Holder of
Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v)(3) or
3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of
Registrable Securities pursuant to the Shelf Registration Statement until such
Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the

                                       12

Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's possession, of the
Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

     (d) If the Company shall give any notice pursuant to Section 3(c) hereof to suspend the disposition of Registrable Securities pursuant to a Shelf
Registration Statement, the Company shall extend the period during which such
Shelf Registration Statement shall be maintained effective pursuant to this
Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any
365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any
365-day period.

     (e) The Holders of Registrable Securities covered by a Shelf Registration
Statement who desire to do so may sell such Registrable Securities in an
Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an "Underwriter") that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, which underwriters shall be reasonably acceptable to the Company. The Company hereby agrees that each of the Initial Purchasers would be acceptable for purposes of the preceding sentence.

     4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has
taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an
"underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

     The Company understands that it is the Staff's position that if the
Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange
Securities owned by them, such Prospectus may be delivered by Participating
Broker-Dealers to satisfy their prospectus delivery obligation under the
Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the
Securities Act.

     (b) In light of the above, and notwithstanding the other provisions of this
Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d)
of this

                                       13

Agreement), if requested by the Initial Purchasers or by one or more
Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section
4.

     (c) The Initial Purchasers shall have no liability to the Company or any
Holder with respect to any request that they may make pursuant to Section 4(b)
above.

     5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any
Initial Purchaser or any Holder within the meaning of Section 15 of the
Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any
Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any
Holder furnished to the Company in writing through JPMorgan or any selling
Holder expressly for use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any
Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a preliminary prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the
Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that both (i) a copy of the final Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission of a material fact from such preliminary prospectus was corrected in the final Prospectus unless, in either case, such failure to deliver the final Prospectus was a result of the
Company's failure to furnish sufficient copies of the final Prospectus to such
Holder or Participating Broker-Dealer in a timely manner. In connection with any
Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the
Securities Act and the

                                       14

Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration
Statement.

     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders the directors of the Company, each officer of the Company who signed the
Registration Statement and each Person, if any, who controls the Company, any
Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any
Registration Statement and any Prospectus.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the
"Indemnifying Person") in writing; provided that the failure to notify the
Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced
(through the forfeiture of substantive rights or defenses) by such failure; and
provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the
Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified
Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the
Indemnified Person shall have mutually agreed to the contrary; (ii) the
Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person
shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying
Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified
Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for

                                       15

any Initial Purchaser, its affiliates, directors and officers and any control
Persons of such Initial Purchaser shall be designated in writing by JPMorgan,
(y) for any Holder, its affiliates, directors and officers and any control
Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The
Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified
Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified
Person shall have requested that an Indemnifying Person reimburse the
Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld) if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the
Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No
Indemnifying Person shall, without the written consent of the Indemnified
Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified
Person, in form and substance reasonably satisfactory to such Indemnified
Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified
Person.

     (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient to hold harmless an
Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the
Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                       16

     (e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such
Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No
Person guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any
Indemnified Person at law or in equity.

     (g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial
Purchaser or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

     6. General.

     (a) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such

                                       17

amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of
Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this
Section 6(b) shall be by a writing executed by each of the parties hereto.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the
Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).
All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business
Day if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such
Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial
Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

     (e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

                                       18

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (i) Submission To Jurisdiction and Appointment of Agent For Service. To the
fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of
New York, United States of America, in any suit or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby irrevocably designates and appoints CT
Corporation System, 111 Eighth Avenue, New York, New York 10011, U.S.A. (the
"Process Agent"), as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the
Company. The Company represents to JPMorgan that it has notified the Process
Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of JPMorgan or any person controlling JPMorgan to serve process in any other manner permitted by law. The
Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company has any outstanding obligations under this
Agreement, the Securities or the Indenture. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

                                       19

     (j) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

                                       20

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       STENA AB (PUBL)

                                       By: /s/ Svante Carlsson
                                           -----------------------------------
                                           Name:  Svante Carlsson
                                           Title: Chief Financial Officer

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
 several Initial Purchasers

By /s/ James McHale
   ------------------------------------
         Authorized Signatory

                                       21